Exhibit 21.1

LIST OF CORPORATE ENTITIES (UPDATED 02/25/20)

ENTITY	ABBREVIATION	STATE/PROVINCE	OWNER	INTEREST
Orion Group Holdings, Inc.	ORN	DE	Parent Company	n/a
Orion Administrative Services, Inc.	OAS	TX	ORN	100%
East & West Jones Placement Areas, LLC	EWJ	TX	OAS	100%
Preferred Tool Services, Inc.	PTS/HITS	TX	OAS	100%
Orion Marine Group, LLC	OMGLLC	TX	OAS	100%
Orion Marine Contractors, Inc.	OMR	DE	ORN	100%
Northwest Marine Construction, ULC	NMC	Canada	OMR	100%
Schneider E&C Company, Inc.	SCH	FL	ORN	100%
Orion Industrial Construction, LLC (fka F. Miller Construction, LLC)	OIC	LA	ORN	100%
OCLP, LLC	OCLPLLC	NV	ORN	100%
OCGP, LLC	OCGP	TX	OCLPLLC	100%
Orion Construction, LP	OCLP	TX	OCLPLLC	99%
			OCGP (GP)	1%
Orion Marine Construction, Inc.	OMC	FL	OCLP	100%
Orion Marine Construction Bahamas, LLC	OMCBH	Bahamas	OMC	100%
Orion Marine Construction Cayman, Inc.	OMCCY	Grand Cayman Branch	OMC	100%
Verdant Isle Port Partners (Joint Venture)	VIPP	Grand Cayman	OMC	2.5%
			Royal Caribbean	47.5%
			Carnival	47.5%
			McAlpine	2.5%
Orion Marine Construction, Inc.- Honduras	OMCH	Honduran Branch	OMC	100%
Orion Marine Construction TCI, Ltd	OMCTCI	Turks & Caicos	OMC	100%
Orion Marine de Mexico, S de R.L. de C.V.	OMdeMex	Mexico	OMC	99%
			OAS	1%
SSL South, LLC	SSL	FL	OMC	100%
OM Marine Services de Mexico S de R.L. de C.V.	OMMSdMex	Mexico	SSL	99%
			OIC	1%
T. LaQuay Dredging, LLC	TLD	TX	OMC	100%
King Fisher Marine Services, LLC	KFMS	TX	OMC	100%
Misener Marine Construction, Inc.	NMCGA	GA	OMC	100%
Industrial Channel & Dock Company	ICDC	TX	OMC	100%
Commercial Channel & Dock Company	CCDC	TX	OMC	100%
Orion Concrete Construction, LLC	OCC	DE	ORN	100%
T.A.S. Commercial Concrete Construction, LLC	TAS	DE	OCC	100%
Tony Bagliore Concrete, Inc. dba T.A.S. Commercial Concrete CTX	TBC	TX	TAS	100%

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LIST OF CORPORATE ENTITIES (UPDATED 02/25/20)

ENTITY	ABBREVIATION	STATE/PROVINCE	OWNER	INTEREST
T.A.S. Commercial Concrete Solutions, LLC	TASCCS	TX	OCC	100%
T.A.S. Proco, LLC	TASP	TX	TASCCC	99%
			OCC	1%
Orion Corporate Services, LLC	OCS	TX	ORN	100%
Orion Government Services, LLC	OGS	WA	OMR	50%
			OCLP	50%

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